Exhibit 99.1

Sarepta Therapeutics Reports Preliminary* Fourth Quarter and Full-Year 2022 Net Product Revenues

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The Company expects to exceed 2022 full-year guidance for net product revenues
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Preliminary net product revenues for the fourth quarter and full-year 2022 are expected to total $235.5 million and $843.3 million, respectively
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Preliminary year-end 2022 cash balance of approximately $2.0 billion

CAMBRIDGE, Mass., Jan. 9, 2023 (GLOBE NEWSWIRE) -- Sarepta Therapeutics, Inc. (NASDAQ:SRPT), the leader in precision genetic medicine for rare diseases, today reported preliminary* fourth quarter and full-year 2022 net product revenues as part of their presentation today at the 41st Annual J.P. Morgan Healthcare Conference.

Financial Update* (preliminary and unaudited):

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Fourth quarter 2022 net product revenues are expected to be approximately $235.5 million, a 32% increase over the same period in 2021. Our net product revenues do not include collaboration revenues.
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Net product revenues for the full-year 2022 are expected to be $843.3 million, a 38% increase over the same period of 2021, which is also expected to exceed Sarepta’s net product revenue guidance of $825-840 million. Our expected net product revenues do not include collaboration revenues.
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As of December 31, 2022, the Company had preliminary cash, cash equivalents, restricted cash and investments of approximately $2.0 billion, as compared to approximately $2.1 billion as of December 31, 2021.

“We are pleased to have closed out 2022 on an extremely strong note with continued execution across our three RNA-based PMO therapies, delivering net product revenue that is expected to exceed our upwardly revised guidance range. These preliminary results reflect the mission-driven dedication and expertise of our teams to serve the nearly 30% of Duchenne patients who are amenable to one of our approved therapies,” said Doug Ingram, president and chief executive officer, Sarepta Therapeutics.

*These preliminary selected financial results are unaudited and subject to adjustment. Sarepta will report its final and complete fourth quarter and full-year 2022 financial results in late February 2023. The Company has not completed its financial closing procedures for the quarter or year ended December 31, 2022 and its actual results could be materially different from these preliminary financial results.

About Sarepta Therapeutics

Sarepta is on an urgent mission: engineer precision genetic medicine for rare diseases that devastate lives and cut futures short. We hold leadership positions in Duchenne muscular dystrophy (DMD) and limb-girdle muscular dystrophies (LGMDs), and we currently have more than 40 programs in various stages of development. Our vast pipeline is driven by our multi-platform Precision Genetic Medicine Engine in gene therapy, RNA and gene editing. For more information, please visit www.sarepta.com or follow us on Twitter, LinkedIn, Instagram and Facebook.

Internet Posting of Information

We routinely post information that may be important to investors in the 'For Investors' section of our website at www.sarepta.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Forward-Looking Statements

In order to provide Sarepta’s investors with an understanding of its current results and future prospects, this press release contains statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends,” “prepares,” “looks,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements relating to our expected financial results.

These forward-looking statements involve risks and uncertainties, many of which are beyond Sarepta’s control. Actual results could materially differ from those stated or implied by these forward-looking statements as a result of such risks and uncertainties. Known risk factors include the following: the estimates and judgments we make, or the assumptions on which we rely, in preparing our consolidated financial statements could prove inaccurate; our revenues and operating results could fluctuate significantly, which may adversely affect our stock price; and those risks identified under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 as well as other SEC filings made by the Company which you are encouraged to review.

Source: Sarepta Therapeutics, Inc.

Investor Contact:

Ian Estepan, 617-274-4052

iestepan@sarepta.com

Media Contact:

Tracy Sorrentino, 617-301-8566

tsorrentino@sarepta.com